                     PLEASE READ THIS CERTIFICATE CAREFULLY

Annuity benefit payments and other values provided by this Certificate, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

                          RIGHT TO EXAMINE CERTIFICATE

The Owner may cancel this Certificate by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, plus any fees or other charges imposed. If, however, the Certificate is issued as an Individual Retirement Annuity (IRA), the Company will refund gross payments.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office:        Worcester, Massachusetts
Principal Office:   440 Lincoln Street, Worcester, Massachusetts 01653


This Certificate is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts or the Fixed Account. While this Certificate is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.



 /s/ John F. O'Brien                           /s/ Charles F. Cronin
     President                                     Secretary






              Flexible Payment Deferred Fixed and Variable Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

Form A3035.NY-01GRC                                                    NYSCSBD1

                                TABLE OF CONTENTS

SPECIFICATIONS                                                        3

DEFINITIONS                                                           8

OWNER, ANNUITANT AND BENEFICIARY                                     10

THE ACCUMULATION PHASE

         PAYMENTS                                                    12

         VALUES                                                      12

         VALUE ENHANCEMENT                                           13

         TRANSFER                                                    13

         WITHDRAWAL AND SURRENDER                                    14

         DEATH BENEFIT                                               16


THE PAYOUT PHASE

         ANNUITY BENEFIT                                             18

         TRANSFER                                                    20

         WITHDRAWAL                                                  20

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS                   22

         DEATH OF THE ANNUITANT                                      22

         ANNUITY BENEFIT PAYMENT OPTIONS                             23

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS                   23

         ANNUITY OPTION RATE TABLES                                  23


GENERAL PROVISIONS                                                   27







                                       2
Form A3035.NY-01GRC                                                    NYSCSBD1

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Certificate Type:          Non-Qualified    Certificate Number:           xx00000000
Issue Date:                01/01/2002       Annuity Date:                 01/01/2035
                                            Must be at least 1 year after the issue date

Owner:                     John Doe         Owner Date of Birth:          01/01/1950
Joint Owner:               Jack Doe         Joint Owner Date of Birth:    01/01/1950

Annuitant:                 John Doe         Annuitant Date of Birth       01/01/1950
Joint Annuitant:           Jack Doe         Joint Annuitant Date of Birth 01/01/1950

Annuitant Sex:             Male             Beneficiary(ies):
Joint Annuitant Sex:       Male             Primary:          Surviving Joint Owner, if any
                                            1st Contingent:               Mary Doe
                                            2nd Contingent:               Jack Doe

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  3%               Amount:                       $50.00

Minimum Withdrawal                          Maximum Alternative Annuity
Amount:                    $100.00          Date:                         01/01/2040

Minimum Annuity Benefit                     Value Enhancement Percentage: 1%
Payment:                   $20.00           Value Enhancement Date(s):   every 3rd Certificate anniversary

Surrender Charge Table:
                           Years From                        Surrender Charge as a
                           Date of Payment                   Percent of the Payments
                           To Date of Withdrawal             Withdrawn
------------------------------------------------------------------------------------------------------------

                           Less Than        1                 8%
                                            2                 7%
                                            3                 6%
                                            4                 5%
                                            5                 4%
                                            6                 3%
                                            7                 1%
                                   Thereafter                 0%

Withdrawal Without Surrender Charge Percentage:  12% of Gross Payment Base (reduced by any prior
Withdrawal Without Surrender Charge made in the same calendar year.)
Mortality and Expense Risk Charge: 1.30% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Certificate Fee:  $30, if the Accumulated Value is less than $75,000.00.  Waived for 401(k)s.
Principal Office:  440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]
Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable
Sub-Account(s) is 4.45% (if a 3% AIR is chosen) or 6.45% (if a 5% AIR is chosen).



                                       3
Form A8035SC.NY-01GRC                                                  NYSCSBD1

                        (TO BE ISSUED ON THE ISSUE DATE)

Owner:                              John Doe                  Certificate Number: zz00000000

Joint Owner:                        Jack Doe

Initial Payment:                    $5,000.00

Payment Allocation:                 The Initial Payment is allocated in the following manner:

          Variable Sub-Accounts:
          ----------------------
   50%    [Technology Growth                                        Small Cap Value
   50%    Growth                                                    Scudder VLIF (Class A) 21st Century GR
          Blue Chip                                                 International
          Value and Growth                                          Kemper New Europe
          KVS Index 500                                             Global New Chip
          KVS Focused Large Cap Growth                              VLIF International
          KVS Growth Opportunities                                  VLIF Global Discovery
          KVS Growth & Income                                       Warburg Pincus Emerging Markets
          VLIF Capital Growth                                       Warburg Pincus Global Post-Venture Cap
          Dreyfus Socially Responsible Growth                       Horizon 20 +
          KVS Dreman Financial Services                             Total Return
          KVS Dreman High Return Equity                             Horizon 10 +
          Contrarian Value                                          Horizon 5
          VLIF Growth and Income                                    Alger American Balanced
          Aggressive Growth                                         High Yield
          Alger American Leveraged Allcap                           Kemper Strategic Income
          Dreyfus Mid Cap Stock                                     Investment Grade Bond
          Small Cap Growth                                          Government Securities
                                                                    Money Market]

         Fixed Account:
         --------------
         Initial Interest Rate (applies only to Initial Payment)                [3.0%]

--------------
   100%                    TOTAL OF ALL ACCOUNTS



                                       4
Form A8035SC.NY-01GRC                                                  NYSCSBD1

                        (TO BE ISSUED ON THE ISSUE DATE)


Owner:                     John Doe              Certificate Number: zz00000000

Joint Owner:               Jack Doe

RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:

          EDB Charge:

          For amounts allocated to the variable Sub-Accounts: .25% on an annual basis of the daily value of the Sub-Account Assets.

          The EDB charge only applies during the Accumulation Phase.]



                                       5
Form A8035SC.NY-01GRC                                                  NYSCSBD1

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                                       6
Form A8035SC.NY-01GRC                                                  NYSCSBD1

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                                       7
Form A8035SC.NY-01GRC                                                  NYSCSBD1

                                   DEFINITIONS

Accumulated                   Value The aggregate value of all accounts in this
                              Certificate before the Annuity Date. As long as the Accumulated Value is greater than zero, the Certificate will stay in effect.

Accumulation Unit             A measure used to calculate the value of a
                              Sub-Account before annuity benefit payments begin.

Annuitant                     On and after the Annuity Date, the person upon
                              whose continuation of life annuity benefit payments involving life contingency depend. Joint
                              Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date The date annuity benefit payments begin. The Annuity Date is shown on the Specification page. The Annuity Date is based on the age of the oldest Owner. If there is a non-natural Owner, the Annuity Date is based upon the age of the oldest Annuitant. The Annuity Date can be changed to the maximum alternative Annuity Date (see Specifications page), or age 90 if later.

Annuity Unit                  A measure used to calculate annuity benefit
                              payments under a variable annuity option.

Beneficiary                   The person, persons or entity entitled to the
                              Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Certificate                   The Certificate is issued under the Group Annuity
                              Contract No. A3035.NY-01GRP by the Company.

Certificate Year              A one-year period based on the issue date or an
                              anniversary thereof.

Company                       First Allmerica Financial Life Insurance Company.

Cumulative Earnings           Accumulated Value reduced by total Payments not
                              previously withdrawn.

Effective                     Valuation Date The Valuation Date on or
                              immediately following the day a payment, request for transfer, withdrawal, surrender, or Proof of Death is received at the Principal Office.

Fixed Account                 The part of the Company's General Account to which
                              all or a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account               All assets of the Company that are not allocated
                              to a Separate Account.

Gross Payment Base            Total gross payments made to the Certificate
                              reduced by withdrawals which exceed the Withdrawal
                              Without Surrender Charge amount.

Group Annuity Contract        The Company's Group Annuity Contract No.
                              A3035.NY-01GRP, issued to [Trust X].


                                       8
Form A3035.NY-01GRC                                                    NYSCSBD1

Participant (Owner)           A client of a Broker-Dealer participating in
                              [Trust X] and the person or entity entitled to exercise the rights and privileges of ownership under this Certificate (hereinafter referred to as the Owner). Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Proof of Death                The date on which both the death certificate and
                              all necessary claim paperwork have been received at the Principal Office.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Qualified Certificate         For purposes of this Certificate only, a
                              Certificate that is purchased in connection with a retirement plan which meets the requirements of Sections 401, 403, 408 and 408A of the Internal
                              Revenue Code.

Separate Account              A segregated account established by the Company.
                              The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct. The amount of assets held in the Separate Account will have a value at least equal to the Accumulated Value of the Certificates that apply to the Separate
                              Account and the liabilities that vary with the experience of the Separate Account for those Certificates.

State The state or jurisdiction in which the Certificate is delivered.

Sub-Account                   A Variable Account subdivision that invests
                              exclusively in shares of a corresponding Fund.

Surrender Value               The amount payable to the Owner on full surrender
                              equal to the Accumulated Value less any surrender charge and Certificate Fee.

Survivor Annuity Benefit      The number of Annuity Units (under a variable
Percentage                    joint life annuitization option) or the dollar
                              value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units or dollars paid when both individuals are living, The
                              Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds
                              Survivor Option, the Survivor Annuity Benefit
                              Percentage is 66 2/3%. This percentage is only applicable after the death of the first Annuitant.

Valuation Date                A day the values of all units are determined.
                              Valuation Dates occur on each day the New York
                              Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Value Enhancement             The amount credited to the Certificate by the
                              Company every third Certificate Anniversary.

Valuation Period              The interval between two consecutive Valuation
                              Dates.

Variable Account              The Company's Separate Account, consisting of
                              Sub-Accounts that invest in the underlying Funds.


                                       9
Form A3035.NY-01GRC                                                    NYSCSBD1

                        OWNER, ANNUITANT AND BENEFICIARY

Participant (Owner)           When the Certificate is issued, the Owner will be
                              as shown on the Specifications page. The Owner may be changed in accordance with the terms of this Certificate. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid and the Certificate will no longer continue. The Maximum
                              Alternative Annuity Date is based upon the age of the oldest Owner.

                              The Owner may exercise all rights and options granted in this Certificate or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                    Prior to the Annuity Date and prior to the death
                              of an Owner, the Owner may be changed at any time.
                              Only the Owner may assign this Certificate. An absolute assignment will transfer ownership to the assignee. This Certificate may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for Certificates issued under provisions of the Internal Revenue Code.

                              An assignment will take place only when the Company has actually received a written Request at the Principal Office. The Company will not be deemed to know of the assignment until it has received the Request. When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                              The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                     When the Certificate is issued, the Annuitant will
                              be as shown on the Specifications page. The
                              Annuitant may be changed in accordance with the terms of this Certificate. Prior to the Annuity
                              Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant.
                              Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person. If an annuitant is also an Owner and dies, then the Owner death benefit will apply.

                              A change of Annuitant will take place only when the Company has actually received a Request indicating the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until it has received the Request. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received.

Beneficiary                   The Beneficiary is as named on the Specifications
                              page unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity
                              Date and before the death of the Annuitant.


                                       10
Form A3035.NY-01GRC                                                    NYSCSBD1

                              An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                              A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                              All benefits payable to the Beneficiary under this Certificate will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g., 1st Contingent Beneficiary, see Specifications page), the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary not withstanding that the designated Beneficiary may be different.

                              The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds        To the extent allowed by law, this Certificate and
                              any payments made under it will be exempt from the claims of creditors.



                                       11
Form A3035.NY-01GRC                                                    NYSCSBD1

                             THE ACCUMULATION PHASE

                              PAYMENTS

Payments Each Payment is equal to the gross payment made to the Certificate.

Initial Payment               The Initial Payment is shown on the Specifications
                              page.

Additional Payments           Prior to the Annuity Date and before the death of
                              an Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount
                              (see Specifications page). Total Payments made may not exceed $5,000,000 without the Company's consent.

Payment Allocations           Payments will be allocated in accordance with the
                              Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                              VALUES

Value of the Variable         The value of a Sub-Account on a Valuation Date is
Account                       determined by multiplying the Accumulation Units
                              in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                              Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit             The value of a Sub-Account Accumulation Unit as
Values                        of any Valuation Date is determined by multiplying
                              the value of an Accumulation Unit for the preceding Valuation Date by the Net Investment
                              Factor for that Valuation Period.

Net Investment Factor         The Net Investment Factor measures the investment
                              performance of a Sub-Account from one Valuation
                              Period to the next. This factor is equal to
                              1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting
                              (c) and (d) where:

                              (a)       is the investment income of a
                                        Sub-Account for the Valuation Period,
                                        including realized or unrealized capital gains and losses during the Valuation Period, adjusted for provisions made for taxes, if any;

                              (b)       is the value of that Sub-Account's
                                        assets at the beginning of the Valuation
                                        Period;

                              (c) is the Mortality and Expense Risk Charge applicable to the current Valuation Period plus any applicable Rider charges (see Specifications page); and

                              (d) is the Administrative Charge applicable to the current Valuation Period (see Specifications page).


                                       12
Form A3035.NY-01GRC                                                    NYSCSBD1

                              The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the Certificate. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed            Amounts allocated to the Fixed Account receive
Account                       interest at rates periodically set by the Company.
                              The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account
                              Guaranteed Interest Rate (see Specifications page).

                              The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State of New York.

Certificate Fee               Prior to the Annuity Date, on each Certificate
                              Anniversary and when the Certificate is
                              surrendered, the Company will deduct a Certificate
                              Fee (see Specifications page) Pro Rata.

                              VALUE ENHANCEMENT

                              Prior to the Annuity Date, on each Value
                              Enhancement Date, the Company will credit an amount equal to the Accumulated Value multiplied by the Value Enhancement Percentage (see Specifications page). This amount will be credited to the Certificate's Accumulated Value. Each Value Enhancement will be allocated Pro Rata.

                              TRANSFER

                              Prior to the Annuity Date, by Request, the Owner may transfer amounts among accounts by Request to the Principal Office.

                              There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                              The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action (including, but not limited to, limiting additional payments) to limit the use of such activities.

Automatic Transfers           Prior to the Annuity Date, by Request, the Owner
                              may elect automatic transfers (Dollar Cost
                              Averaging) of at least $100 on a periodic basis to one or more Sub-Accounts from one of the following source accounts: (1) the Fixed Account; (2) the money market Sub-Account; or (3) any additional
                              Sub-Accounts that the Company


                                       13
Form A3035.NY-01GRC                                                    NYSCSBD1
                              may offer under its then current rules. Automatic transfers may not be made into the Fixed Account or into a Sub-Account that is to be used as the source account.

                              Automatic transfers may be made on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The first automatic transfer and any subsequent transfers out of the source account in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfers and to discontinue the arrangement after the Company gives 30-day written notice to the Owner.) If an automatic transfer would reduce the balance in the source account to less than the automatic transfer amount elected, the entire balance will be transferred proportionately to the chosen Sub-Account(s). Automatic transfers will continue unless the amount in the source account on the date an Automatic transfer is to occur is zero or until the Owner's Request is received at the Principal Office.

Automatic Account             Prior to the Annuity Date, by Request, the Owner
Rebalancing                   may elect automatic rebalancing (Automatic Account
                              Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer
                              Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal
                              Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives 30-day written notice to the Owner).

                              WITHDRAWAL AND SURRENDER

                              Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the Certificate for its Surrender Value.

                              Any withdrawal must be at least the Minimum
                              Withdrawal Amount (see Specifications page). The Request must indicate the dollar amount to be withdrawn and the accounts from which it is to be withdrawn.

                              When surrendered, this Certificate terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date less any surrender charge and Certificate fee.

                              Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.


                                       14
Form A3035.NY-01GRC                                                    NYSCSBD1

                              Amounts taken from the Fixed Account will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

Systematic Withdrawal         Prior to the Annuity Date, by Request, the Owner
                              may elect an automatic schedule of withdrawals
                              (Systematic Withdrawals) from amounts in the Sub-Account(s) and/or the Fixed Account on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The amount of each automatic withdrawal must meet the minimum withdrawal requirements discussed in the paragraph above. The
                              Owner must designate by written Request the amount of each withdrawal and the percentage of this amount which should be taken from each designated
                              Sub-Account and/or the Fixed Account, or the Owner may elect to withdraw a specific percentage of the Accumulated Value calculated as of the withdrawal dates and may designate the percentage of this amount which should be taken from each account.

                              Systematic Withdrawals will automatically cease on the Annuity Date. The Owner may change or terminate Systematic Withdrawals by Request to the Principal Office only.

Withdrawal Without            Prior to the Annuity Date, in each calendar year,
Surrender Charge              by Request, the Owner may take withdrawals up to
                              the Withdrawal Without Surrender Charge Amount
                              (see Specifications Page) as of the Effective
                              Valuation Date.

                              The Withdrawal Without Surrender Charge will first be deducted from Cumulative Earnings. To the extent that it exceeds Cumulative Earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn.

Life Expectancy               Prior to the Annuity Date, for Qualified
Distribution                  Certificates, the Owner may, in each calendar
                              year, by Request, withdraw without surrender charge the amount of the Life Expectancy
                              Distribution Amount ("LED") benefit available under the Company's then-current LED rules that exceeds the Withdrawal Without Surrender Charge amount. Each calendar year the LED benefit available is reduced by any prior Withdrawal
                              Without Surrender Charge in the same calendar year. LED benefits are based on the life expectancy of the Owner or the joint life expectancies of the Owner and the Beneficiary.

Withdrawal with               Any amounts withdrawn or surrendered in excess
Surrender Charge              of the Withdrawal Without Surrender Charge amount
                              or Life Expectancy Distribution benefit, if applicable, may be subject to a surrender charge.

                              These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender           The surrender charge will be waived if an Owner,
Charge                        or the Annuitant if the Owner is a non-natural
                              person, is "physically disabled" after the issue date and after being named Owner or Annuitant and before attaining age 65. The Company may require



                                       15
Form A3035.NY-01GRC                                                    NYSCSBD1
                              proof of continuing disability, and reserves the right to obtain an examination by a licensed "physician" of its choice and at its expense.

                              "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.

                              No additional Payments are permitted after this provision becomes effective.

                              DEATH BENEFIT

                              At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                 The Death Benefit will be the greater of:

                                 (a)   the Accumulated Value on the Effective
                                       Valuation Date; or

                                 (b) the sum of the gross payments made under this Certificate prior to the date of death, proportionately reduced to reflect all partial withdrawals.

                                       For each withdrawal, the proportionate
                                       reduction is calculated by multiplying
                                       the Death Benefit under (b), immediately prior to the withdrawal, by the following:

                                               Amount of the withdrawal
                                               ------------------------
                                         Accumulated Value immediately prior
                                                    to the withdrawal

                              For example assume:

                              - the amount of the withdrawal is $5,000

                              - the Accumulated Value immediately prior to the
                                withdrawal is $100,000

                              - the death benefit under (b) above, before the
                                withdrawal deduction, is $110,000.

                                   Amount of the withdrawal      $5,000
                               ----------------------------      ------
                               Accumulated Value immediately  =  $100,000 =  5%
                                   prior to the withdrawal

                              Therefore, the death benefit under (b) above, after the withdrawal deduction, is reduced by 5%. Thus, it would be equal to $110,000 times .05 = $104,500.

Payment of the                Unless the Owner has specified otherwise, the
Death Benefit                 Death Benefit will be paid to the Beneficiary
                              within 7 days of the Effective Valuation Date.
                              Alternatively, the Beneficiary may, by a Request in writing, elect to:

                                 (a) defer distribution of the Death Benefit for a period no more than 5 years from the date of death; or



                                       16
Form A3035.NY-01GRC                                                    NYSCSBD1

                                 (b) receive distributions over his/her life expectancy (or over a period not extending beyond such life expectancy). Distributions must begin within one year from the date of death.

                              The excess, if any, of the Death Benefit over the Accumulated Value will be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                              If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the Certificate and become the new Owner and Annuitant subject to the following:

                                 (a) the excess, if any, of the Death Benefit over the Certificate's Accumulated Value will be transferred to the money market Sub-Account;

                                 (b)   additional Payments may be made; and

                                 (c) any subsequent spouse of the new Owner, if named as the Beneficiary, may not continue the Certificate.






                                       17
Form A3035.NY-01GRC                                                    NYSCSBD1

                                THE PAYOUT PHASE

                              ANNUITY BENEFIT

Annuity Options               Annuity Options are available on a fixed, variable
                              or combination fixed and variable basis. The
                              Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Payments
                              Guaranteed for Ten Years option.

                              Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be available.

Selection of Annuity          The Owner must select an Annuity Benefit Payment
Benefit Payments              Option. Annuity benefit payments will be paid
                              monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment
                              (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal
                              Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive. The annuity benefit payments provided under this Certificate are not less than those required by the State.

Annuity Benefit               In the case of a variable annuity option, the
Payment Change                Owner must select an Annuity Benefit Payment
Frequency                     Change Frequency. This is the frequency of change
                              in the dollar value of the variable portion of the annuity benefit payments. For example, if an annual Annuity Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment            In the case of a variable annuity option, the
Return                        Owner must select an Assumed Investment Return
                              ("AIR"), from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account
                              (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account (as measured by the Net Investment Factor) will be constant. If the actual performance of any selected Sub-Account
                              (as measured by the Net Investment Factor) is greater than the AIR, the annuity benefit payment will increase. If the actual performance of any selected Sub-Account (as measured by the Net
                              Investment Factor) is less than the AIR, the annuity benefit payment will decrease.

Annuity Value                 The Annuity Value will be the Accumulated Value,
                              less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                              The amount of the first annuity benefit payment under all available options, except the payments guaranteed for a specified number of years option, will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. The payments guaranteed for a specified number of years option is based only on the duration of payments and the Annuity Value.


                                       18
Form A3035.NY-01GRC                                                    NYSCSBD1

                              The annuity benefit payments under the Certificate will be equal to or greater than the annuity benefit payments under a single premium immediate variable annuity issued by the Company where the initial payment is equal to the greater of:

                                        (a)  the Surrender Value of the
                                             Certificate; or

                                        (b)  95% of the Accumulated Value
                                             of the Certificate.

                              In addition, the fixed annuity benefit payments will be equal to or greater than the annuity benefit payments produced when the Accumulated Value is applied to the guaranteed rates.

Annuity Unit Values           A Sub-Account Annuity Unit Value on any Valuation
                              Date is equal to its value on the preceding
                              Valuation Date multiplied by the product of:

                                  (a)   a discount factor equivalent to the
                                        Assumed Investment Return, calculated on a daily basis; and

                                  (b)   the Net Investment Factor of the
                                        Sub-Account funding the annuity benefit
                                        payments for the applicable Valuation
                                        Period.

                              The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                              Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                              Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity             For each Sub-Account the number of Annuity Units
Units                         determining the benefit payable is equal to the
                              amount of that portion of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity            Annuity Benefit Payments are paid to the Owner.
Benefit Payments              By Request in writing, the Owner may direct that
                              payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                  (a)   If the deceased Owner was the sole
                                        Owner, then the remaining annuity
                                        benefit payments will be payable to
                                        the Beneficiary in accordance with the
                                        terms of the Annuity Option selected.
                                        Upon the death of a sole Owner, the
                                        Beneficiary becomes the Owner of the
                                        Certificate.

                                       19
Form A3035.NY-01GRC                                                    NYSCSBD1

                                  (b)   If the Certificate has joint Owners,
                                        then the remaining annuity benefit
                                        payments will be payable to the
                                        surviving joint Owner in accordance
                                        with the terms of the Annuity Option
                                        selected. Upon the death of the
                                        surviving joint Owner, the Beneficiary
                                        becomes the Owner of the Certificate.

                              TRANSFER

                              After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-Accounts by Request to the Principal Office.

                              Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                              There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                              The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

                              By Request, the Owner may elect automatic rebalancing (Automatic Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives 30-day written notice to the Owner).

                              WITHDRAWAL

                              Present Value Withdrawals may be made in accordance with this provision after the Annuity Date and prior to the death of the Annuitant. Withdrawals are available if one of the following Annuity Options is selected:

                                  (a)   Payments Guaranteed for a Specified
                                        Number of Years Annuity or

                                  (b)   Life with Payments for a Guaranteed
                                        for a Specified Number of Years Annuity
                                        or

                              Over the life of the Certificate, the Owner may request withdrawals that represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent



                                       20
Form A3035.NY-01GRC                                                    NYSCSBD1
                              annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the Certificate cannot exceed the Present Value Withdrawal Amount (see Specifications page).

                              For the Life with Payments Guaranteed for a Specified Number of Years Annuity Option, only one Request for a withdrawal may be made each calendar year.

                              For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                        Amount of the withdrawal
                                        -------------------------
                                     Present Value of all remaining fixed
                                     guaranteed annuity benefit payments
                                     immediately prior to the withdrawal.

                              For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                         Amount of the withdrawal
                                         ------------------------
                                   Present Value of all remaining variable
                                     guaranteed annuity benefit payments
                                     immediately prior to the withdrawal.

                              If an Annuitant is still living after there are no remaining guaranteed payments under a Life with Payments Guaranteed for a Specified Number of Years Annuity Option:

                                  (a)   for variable Annuity Options, the
                                        number of Annuity Units will increase to the number of Annuity Units payable prior to any withdrawals, adjusted for transfers.

                                  (b)   for fixed Annuity Options, the
                                        dollar amount of the annuity benefit
                                        payments will increase to the amount
                                        payable prior to any withdrawals,
                                        adjusted for transfers.

                              Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts applied under a variable Annuity Option for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                              Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being



                                       21
Form A3035.NY-01GRC                                                    NYSCSBD1
                              credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

                              PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                              For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

                                                                     ADJUSTMENT
                                                                     ----------

                               Death of the Annuitant                     0.00%
                               Withdrawals
                                  7 or more years after the issue date    0.00%
                                  Within 7 years of the issue date:       1.00%


                              DEATH OF THE ANNUITANT

                              Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.



                                       22
Form A3035.NY-01GRC                                                    NYSCSBD1

                              ANNUITY BENEFIT PAYMENT OPTIONS

                              PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                              YEARS:

                              Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 10 to 30, or any other period currently made available by the Company.

                              LIFE ANNUITY:

                                  (a)   Single Life - Periodic annuity
                                        benefit payments during the Annuitant's
                                        life. The annuity benefit payments do
                                        not continue after the death of the
                                        Annuitant.

                                  (b)   Joint and Survivor - Periodic
                                        annuity benefit payments during the
                                        joint lifetime of the Joint Annuitants.
                                        For variable options, after the first
                                        death, the number of units in each
                                        payment during the lifetime of the
                                        survivor is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage. For fixed options, after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity Benefit Percentage.

                              ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                              If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                              PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                              YEARS

                              Periodic guaranteed payments for a period of 10 to 30 years, or any other period currently made available by the Company.

                              CASH BACK:

                              Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                              ANNUITY OPTION RATE TABLES

                              The first variable annuity benefit payment will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of Certificates. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


                                       23
Form A3035.NY-01GRC                                                    NYSCSBD1

                              ANNUITY OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    AGE
    NEAREST              PAYMENTS GUARANTEED
    PAYMENT              FOR 10 YEARS                        LIFE ANNUITY                LIFE WITH CASH BACK
                       MALE     FEMALE      UNISEX       MALE      FEMALE    UNISEX      MALE      FEMALE    UNISEX
    50                 4.05     3.81        3.91           4.08      3.83      3.93      3.90      3.72      3.79

    51                 4.11     3.87        3.97           4.15      3.89      3.99      3.96      3.77      3.85
    52                 4.18     3.93        4.03           4.22      3.95      4.06      4.01      3.82      3.90
    53                 4.25     3.99        4.10           4.30      4.01      4.13      4.07      3.88      3.96
    54                 4.33     4.06        4.17           4.38      4.08      4.20      4.14      3.94      4.02
    55                 4.41     4.13        4.24           4.46      4.15      4.28      4.20      3.99      4.07

    56                 4.49     4.20        4.32           4.55      4.23      4.36      4.27      4.06      4.14
    57                 4.58     4.28        4.40           4.65      4.31      4.45      4.34      4.12      4.21
    58                 4.68     4.36        4.49           4.75      4.40      4.54      4.42      4.19      4.28
    59                 4.78     4.45        4.58           4.86      4.49      4.64      4.50      4.26      4.36
    60                 4.88     4.54        4.67           4.98      4.59      4.74      4.58      4.34      4.44

    61                 4.99     4.63        4.77           5.10      4.69      4.85      4.67      4.42      4.52
    62                 5.10     4.73        4.88           5.23      4.80      4.97      4.76      4.50      4.60
    63                 5.23     4.84        4.99           5.37      4.92      5.10      4.85      4.59      4.69
    64                 5.35     4.95        5.11           5.52      5.04      5.24      4.95      4.68      4.79
    65                 5.48     5.07        5.24           5.69      5.18      5.38      5.06      4.78      4.89

    66                 5.62     5.20        5.37           5.86      5.32      5.54      5.17      4.89      5.00
    67                 5.77     5.33        5.51           6.04      5.47      5.70      5.28      4.99      5.11
    68                 5.92     5.47        5.65           6.24      5.64      5.88      5.40      5.11      5.23
    69                 6.07     5.62        5.80           6.45      5.82      6.07      5.52      5.23      5.35
    70                 6.23     5.78        5.96           6.67      6.01      6.27      5.66      5.36      5.48

    71                 6.39     5.94        6.12           6.90      6.21      6.49      5.79      5.49      5.61
    72                 6.56     6.11        6.29           7.16      6.44      6.72      5.94      5.63      5.75
    73                 6.73     6.29        6.47           7.43      6.68      6.98      6.09      5.78      5.90
    74                 6.90     6.48        6.65           7.71      6.94      7.25      6.24      5.94      6.06
    75                 7.08     6.67        6.83           8.02      7.22      7.54      6.41      6.11      6.23

             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table

                                       24
Form A3035.NY-01GRC                                                    NYSCSBD1

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                         Joint and Survivor Life Annuity
                                    Older Age

                                      50         55        60        65        70        75        80

       Y   50                        3.53       3.61      3.68      3.73      3.76      3.79      3.80

       O   55                                   3.77      3.88      3.97      4.04      4.08      4.11

       U   60                                             4.10      4.25      4.36      4.45      4.50

       N   65                                                       4.55      4.74      4.90      5.01

       G   70                                                                 5.16      5.43      5.64

       E   75                                                                           6.02      6.41

       R   80                                                                                     7.25

       A

       G

       E



                   Joint and Two-Thirds Survivor Life Annuity

                                    Older Age


                                      50         55        60        65        70        75        80

       Y   50                        3.80       3.93      4.09      4.25      4.43      4.61      4.80

       O   55                                   4.11      4.29      4.49      4.70      4.91      5.13

       U   60                                             4.53      4.77      5.02      5.29      5.55

       N   65                                                       5.09      5.42      5.75      6.07

       G   70                                                                 5.88      6.31      6.75

       E   75                                                                           6.99      7.59

       R   80                                                                                     8.58



             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table



                                       25
Form A3035.NY-01GRC                                                    NYSCSBD1

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED


                Number of                 Payments Guaranteed for a Specified
                Years                               Number of Years

                  10                                        9.61

                  15                                        6.87

                  20                                        5.51

                  25                                        4.71

                  30                                        4.18


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table



                                       26
Form A3035.NY-01GRC                                                    NYSCSBD1

                              GENERAL PROVISIONS

Entire Certificate            The entire Certificate consists of this
                              Certificate, any application attached at issue, riders and any endorsements. All statements made by the Owner shall be deemed representations and not warranties and no such statements shall be used in any contest unless it is contained in a written signed application nor, if such statement was made by an Owner, unless a copy of the application containing such statements is attached to the Certificate when issued. Nothing in the Group Annuity Contract under which this Certificate is issued shall invalidate or impair the rights granted to the Owner by law and by this Certificate. This Certificate is delivered in and governed by the laws of New York.

Misstatement of Age           If the age or sex of an individual is misstated,
or Sex                        the Company will adjust all benefits payable to
                              that which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Any overpayments or underpayments will be charged or credited with interest as applicable at a rate of 6%.

Failure to Notify             After the Annuity Date and once notified of the
Company of                    Annuitant's death, the Company reserves the
Annuitant Death               right to recover any overpaid annuity benefit
                              payments.

Modifications                 Only the President or Vice President of the
                              Company, with prior approval of the Superintendent of Insurance, may modify or waive any provisions of this Certificate. Agents or Brokers are not authorized to do so. Modifications will be effected by written endorsement signed by the appropriate officer.

Incontestability              The Company cannot challenge the validity of this
                              Certificate after it has been in force for more than two years from the date of issue.

Change of Annuity             The Owner may change the Annuity Date by Request
Date                          at any time after the issue date. The Request must
                              be received by the Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new
                              Annuity Date must be no later than the Maximum
                              Alternative Annuity Date shown on the
                              Specifications page, or age 90 if later.

Minimums All values and benefits available under this Certificate equal or exceed those required by the State in which the Certificate is delivered.

Annual Report                 The Company will furnish an annual report to the
                              Owner containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account, the amount of the death benefit, the Surrender Value and any other information required by applicable law, rules and regulations.

Addition, Deletion, or        The Company reserves the right, subject to
Substitution of               compliance with applicable law,  and prior
Investments                   approval of the Superintendent of Insurance, to
                              add to, delete from, or substitute for the shares of a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts. The Company will not substitute shares attributable to any interest in a


                                       27
Form A3035.NY-01GRC                                                    NYSCSBD1

                              Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of Certificates, or from permitting a conversion between series or classes of Certificates on the basis or requests made by Owners.

                              In addition, the Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts and Sub-Accounts and to make them available to any class or series of Certificates as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other Certificates as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interest of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State of New York.

Changes in Law                The Company reserves the right, with prior
                              approval of the Superintendent of Insurance and the contract Owner, to make any changes to provisions of the Certificate to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulations.

Change of Name                Subject to compliance with applicable law, and
                              with prior approval of the Superintendent of Insurance and the contract Owner, the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                   The Variable Account is not currently subject to
Considerations                tax, but the Company reserves the right to assess
                              a charge for taxes if the Variable Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.

Splitting of Units            The Company reserves the right to split the value
                              of a unit, either to increase or to decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this Certificate or upon the Owner, the Annuitant, any Beneficiary, or the Company.

                              Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub-Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one Fund share.

Insulation of Separate        The investment performance of Separate Account
Account                       assets is determined separately from the other
                              assets of the Company. The assets of a Separate
                              Account equal to the reserves and liabilities from any other business that the Company may conduct.


                                       28
Form A3035.NY-01GRC                                                    NYSCSBD1

Voting Rights                 The Company will notify Owners with voting
                              interest of any shareholders meeting at which Fund shares held by each sub-account will be voted and will provide proxy materials, together with a form to be used to give voting instructions to the Company. The Company will vote Fund shares for which no timely instructions have been received in the same proportion as shares of that Fund for which instructions have been received.




                                       29
Form A3035.NY-01GRC                                                    NYSCSBD1

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating




                                       30
Form A3035.NY-01GRC                                                    NYSCSBD1